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                                                                    Exhibit 99.2











                              Exhibit 24(b)(10)(a)

                   Consent of Sutherland Asbill & Brennan LLP

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                               [S.A.B. Letterhead]






                                                            April 30, 2002



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, Florida  33716

     RE:  WRL Series Annuity Account
          WRL Freedom Variable Annuity
          File No. 33-24856/811-5672

Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 (File No. 33-24856) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Mary Jane Wilson-Bilik
                                            ------------------------------------
                                            Mary Jane Wilson-Bilik